Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund,Aladdin Ticker):
Multimanager Core Bond Portfolio(AXA-VIP)BlackRock Allocation Target Shares:
Series C Portfolio(BATSC)
BlackRock Balanced Capital Portfolio (FI)( BCS_F)BlackRock Core Bond Portfolio(BR-CORE )BlackRock Multi Asset Income - Passive Fixed Income Portfolio(BR-INC-PFI)BlackRock Total Return V.I. Portfolio (Ins - Var Ser)( BVA-BF)BlackRock Total Return Portfolio (Ins - Series)( BVA-TR)iShares 1-3 Year Credit Bond ETF(ISHCRED1-3)iShares Intermediate Government/Credit Bond ETF(ISHIGOVCR)Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio(MET-BI)Master Total Return Portfolio of Master Bond LLC(MF-BOND)

The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
                                   11-18-2014
Security Type:
                                   BND/CORP

Issuer
                                   CITIGROUP INC (2017)
Selling Underwriter
                                   CITIGROUP GLOBAL MARKETS INC.
Affiliated Underwriter(s)
                                    [X] PNC Capital Markets LLC
                                    [ ] Other:
List of Underwriter(s)
Citigroup Global Markets Inc.,ABN AMRO
Securities (USA) LLC,Danske Markets
Inc.,Deutsche Bank Securities Inc.,HSBC
Securities (USA) Inc.,RBS Securities
Inc.,Santander Investment Securities
Inc.,UBS Securities LLC,Wells Fargo
Securities,LLC,Apto Partners,LLC,Banca IMI S.p.A.*,BB&T Capital Markets, a division of BB&T Securities,LLC,Blaylock Beal Van,LLC,
BMO Capital Markets Corp.,Cabrera Capital Markets,LLC,Capital One Securities,Inc.,CastleOak
Securities,L.P.,CAVU Securities,LLC,CIBC
World Markets Corp.,C.L. King & Associates,Inc.,Credit Agricole Securities
(USA) Inc.,Credit Suisse Securities (USA) LLC, Great
Pacific Securities,Loop Capital Markets LLC, Multi-Bank Securities,Inc.,PNC Capital Markets LLC,RBC Capital Markets,LLC, SMBC Nikko Securities America,Inc.,SunTrust Robinson Humphrey,Inc.,U.S. Bancorp Investments, Inc. Transaction Details

Date of Purchase
                                   11-18-2014

Purchase Price/Share(per share / % of par)
                                   $98.98
Total Commission, Spread or Profit
                                   0.250%
1. Aggregate Principal Amount Purchased (a+b)
                                   $124,395,000
a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
                                    $21,901,000
b. Other BlackRock Clients
                                    $102,494,000
2. Aggregate Principal Amount of Offering
                                    $1,600,000,000
Fund Ratio
[Divide Sum of #1 by #2] Must be less than 0.25
                                           0.0777

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[X]1U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ]Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X]The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ]If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
                                           [X]YES
                                           [ ]NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
                                           [X]  YES
                                           [ ]NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
                                           Abhishek Anchal
                                           Global Syndicate Team Member

Date:
                                           11-18-2014

Approved by:
                                           Steven DeLaura
                                           Global Syndicate Team Member

Date:
                                           11-18-2014